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                                                                  EXHIBIT (i)(2)


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                August 16, 2005


Van Kampen Equity Trust II
1221 Avenue of the Americas
New York, New York 10020

     Re: Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A for Van Kampen Equity Trust II (the "Registration Statement") (File Nos. 333-75493 and 811-9279)
          -----------------------------------------------------


        We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                        Very truly yours,

                                        /s/ Skadden, Arps, Slate
                                        Meagher & Flom LLP








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